Exhibit 10.1

AMENDMENT TO THE MANAGEMENT AGREEMENT
This AMENDMENT dated as of the 1st day of June, 2013 to the MANAGEMENT AGREEMENT made as of the 1st day of October, 2005 (the “Management Agreement”), among CERES MANAGED FUTURES LLC (formerly, Citigroup Managed Futures LLC), a Delaware limited liability company (“CMF”), GLOBAL DIVERSIFIED FUTURES FUND L.P. (formerly, Salomon Smith Barney Global Diversified Futures Fund L.P.), a New York limited partnership (the “Partnership”) and Altis Partners (Jersey) Limited, a States of Jersey, Channel Islands corporation (the “Advisor” or “Altis,” all parties together, the “Parties”).  Capitalized terms not defined herein have the meaning ascribed to such terms in the Management Agreement.
W I T N E S S E T H:
WHEREAS, the assets of the Partnership allocated to the Advisor are traded through CMF Altis Partners Master Fund L.P. of which CMF is the general partner and Altis is the Advisor; and
WHEREAS, effective June 1, 2013, the Advisor’s monthly fee for professional management services is being reduced to 1/12 of 1.5% (1.5% per year); and
WHEREAS, the Parties wish to amend the Management Agreement to reflect this change.
NOW, therefore, the Parties agree as follows:
1.  Section 3(a) of the Management Agreement shall be deleted in its entirety and replaced by the following:
“In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an annual incentive fee equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services equal to 1/12 of 1.5% (1.5% per year) of the month-end Net Assets of the Partnership allocated to the Advisor.”
2.  The foregoing amendment shall take effect as of the 1st day of June, 2013.
3.  In all other respects the Management Agreement remains unchanged and of full force and effect.
4.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement.
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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of July 31, 2015.
CERES MANAGED FUTURES LLC

By /s/ Patrick Egan
Patrick Egan
President and Director

GLOBAL DIVERSIFIED FUTURES FUND L.P.

By: Ceres Managed Futures LLC
(General Partner)

By /s/ Patrick Egan
Patrick Egan
President and Director

ALTIS PARTNERS (JERSEY) LIMITED

By /s/ Natasha Reeve-Gray
Name: N. Reeve-Gray Title: Principal

By /s/ Stephen Hedgecock
Name: S. Hedgecock Title: Principal